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                                                                   EXHIBIT 10.21


                           CHANGE IN CONTROL AGREEMENT

                                       OF

                                  TODD M. STUTZ

             This Change in Control Agreement (the "Agreement") between The Rottlund Company, Inc., a Minnesota corporation (the "Company"), and TODD M. STUTZ (the "Executive") is effective February 1, 1999.

             WHEREAS, it is in the best interests of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

             WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits if a Change in Control occurs;

             NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the parties hereby agree as follows:

             1. TERM OF AGREEMENT. Subject to the conditions set forth in
Section 4, this Agreement shall continue in effect until January 31, 2000, unless a Change in Control occurs on or prior to January 31, 2000, in which case this Agreement shall continue in effect for six months after the closing of the transaction constituting a Change in Control.

             2. DEFINITIONS.

                         2.1 GOOD CAUSE. For purposes of this Agreement, "Good
Cause" means: (a) the conviction of the Executive, by a court of competent jurisdiction, of a felony committed by the executive during the term of this Agreement; (b) the written confession by the Executive of a felony committed during the term of this Agreement; or (c) the conviction of or written confession by the Executive to the embezzlement or misappropriation of funds of the Company, which embezzlement or misappropriation was committed by the Executive during the term of this Agreement.

                         2.2 CHANGE IN CONTROL. A "Change in Control" will occur
under this Agreement if 50% or more of the stock or assets of the Company is acquired by a third party on or before January 31, 2000, or if the families of Bernard Rotter and David Rotter (including all common stock held by Shirley Ann Rotter) do not collectively own (either directly or beneficially) in excess of 50% of the voting capital stock of the Company during this same time


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period. For purposes of this Agreement, a Change in Control will be deemed to have occurred on the date a Sale Agreement is executed by all parties to the transaction.

                         2.3 DISABILITY. The Executive shall be deemed to have
become "Disabled," for purposes of this Agreement, in the event that he cannot, because of illness, injury, or incapacity, render any services of the character contemplated by this Agreement over a continuous period of 120 days.

                         2.4 CONSTRUCTIVE DISCHARGE. A "Constructive Discharge"
will be deemed to have occurred if, after a Change in Control: (1) the Company assigns the Executive a position, duties, responsibilities or status that are inconsistent with the Executive's position, duties, responsibilities and/or status immediately prior to the Change in Control; (2) there is a change in the titles or offices the Executive held immediately prior to the Change in Control;
(3) the Company relocates the Executive to a location that is more than fifty
(50) miles from the Company's current headquarters in Roseville, Minnesota; (4) the Company reduces the Executive's base salary or fails to pay the Executive any compensation or benefits to which the Executive are entitled within ten (10) days of the date due; or (5) the Company breaches any of its obligations under this Agreement.

                         2.5. SUCCESSORS AND ASSIGNS. For purposes of this
Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the stock, assets, and/or business of the Company (including this Agreement) whether by agreement, operation of law, or otherwise.

             3. COMPENSATION UPON CHANGE IN CONTROL. If a Change in Control occurs, the Company will pay the Executive a bonus of $150,000 six months after the closing of the transaction constituting a Change in Control occurs, subject to fulfillment of all the conditions described in Section 4.

             4. CONDITIONS PRECEDENT TO PAYMENT OF BONUS. Payment of the bonus under Section 3 is contingent on the Executive satisfying all of the following conditions: (i) the Executive participates enthusiastically in any process to sell the Company or substantially all of its assets; (ii) the Executive does not voluntarily resign his employment (absent a Constructive Discharge) for six months after the closing of the transaction constituting a Change in Control;
(iii) the Executive does not have his employment terminated for Good Cause; (iv) the Executive keeps confidential all information relating to any sale process (this confidentiality obligation means, among other things, that the Executive will not discuss the amount or existence of the Executive's bonus under this Agreement or any amounts payable under his Employment Agreement with any other employee of the Company, other than Bud Rotter or David Rotter); and (v) the
Executive: (A) at or immediately before the signing of any definitive purchase and sale agreement relating to the Change in Control (the "Sale Agreement") and at or immediately before the closing of such Change in Control transaction, delivers a certificate to the Company and its shareholders certifying to the best of the Executive's knowledge that the representations and warranties relating to the Company made in the Sale Agreement are true and correct in all material respects on and as of the date of execution of the Sale Agreement and on and as of such



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closing with the same force and effect as though made on and as of such closing or, if the Executive has knowledge that such representations and warranties are not true and correct in all material respects at the relevant times, certifying to the best of the Executive's knowledge in which respects such representations and warranties are not true and correct; and (B) at or immediately before such closing delivers a certificate to the Company and its shareholders certifying to the best of the Executive's knowledge that the Company has performed in all material respects all of the covenants contained in the Sale Agreement required to be performed by the Company by the time of such closing, or if the Executive has knowledge that the Company has not performed such covenants in all material respects by the time of such closing, certifying to the best of the Executive's knowledge in which respects such covenants have not been performed.

             5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest thereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

             6. NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, to the recipient at the address indicated below:

             To the Company:

                           The Rottlund Company, Inc.
                           2681 Long Lake Road
                           Roseville, Minnesota 55113
                           Attn: __________________


             To the Executive:

                           -------------------------------
                           -------------------------------
                           -------------------------------

or such other address or to the attention of such other persons as the recipient party shall have specified by prior written notice to the sending party.

             7. WAIVER. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the



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other party hereto or compliance with, any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

             8. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Hennepin County in the State of Minnesota.

             9. SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

             10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings, and arrangements, oral or written, between the parties hereto with respect to the subject matter covered by this Agreement.

             IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                     THE COMPANY:


                                     THE ROTTLUND COMPANY, INC.



                                     By  /s/ Bernard J. Rotter
                                       --------------------------------------
                                         Chairman of the Board



                                     THE EXECUTIVE:



                                     By  /s/  Todd M. Stutz
                                       --------------------------------------




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